UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

HARTMARX CORPORATION

(Exact name of registrant as specified in charter)

DELAWARE	1-8501	36-3217140
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 North Wacker Drive
Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

(312) 372-6300
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 1.03       Bankruptcy or Receivership.

On January 23, 2009, Hartmarx Corporation (the "Company") and fifty of its wholly-owned United States subsidiaries (collectively, the "Debtors") filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Illinois Eastern Division (the "Bankruptcy Court").

The Debtors’ chapter 11 cases (the "Cases") are being jointly administered by the Bankruptcy Court as Case No. 09-02046. The Debtors will continue to operate their businesses as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 2.04       Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
            Arrangement.

The disclosure under Item 1.03 of this report is incorporated herein by reference.

On January 20, 2009, the Company failed to pay the amount outstanding in excess of the U.S. borrowing base under the Loan and Security Agreement, dated as of August 30, 2002, as amended (the "Credit Facility"), among the Company and Coppley Apparel Group Limited, as borrowers, the Company's subsidiaries party thereto as guarantors, Wachovia Capital Finance Corporation (Central), in its capacity as agent (the "Agent"), and the parties thereto as lenders, as demanded by the Agent. Such failure to pay this amount constituted an event of default under the Credit Facility. As a result of such default, all borrowings, with accrued interest thereon, and all other amounts owed by the Company and Coppley Apparel Group Limited under the Credit Facility became immediately due and payable. The total amount of such obligations was approximately $113,567,479.32 million as of January 23, 2009. The Company would also have been in default under the Credit Facility as a result of the filing of the Cases.

The Company, Coppley Apparel Group Limited and certain of the Company's subsidiaries, as guarantors, are entering into a Ratification and Amendment Agreement (the "Ratification Agreement") with the Agent and the lenders party thereto to amend the Company's Credit Facility to provide debtor-in-possession financing to the Company and its subsidiaries. As a result of the filing of the Cases, any action on the part of the lenders to collect under the Credit Facility has been stayed. Moreover, pursuant to the Ratification Agreement, the lenders have agreed to the extension of additional credit and, therefore, such agreement supersedes and amends the Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTMARX CORPORATION

/s/ Taras R. Proczko
Taras R. Proczko
Senior Vice President

Dated: January 26, 2009